STAND-BY CREDIT AGREEMENT

         This STAND-BY CREDIT AGREEMENT (this "Agreement") is made and entered into effective as of February 6, 2001, by and between Josephthal & Co. Inc. ("Lender") and VendingData Corporation, a Nevada corporation ("Borrower").

                                    RECITALS

         WHEREAS, Borrower desires to have a line of credit in the amount of Five Hundred Thousand Dollars ($500,000 U.S.) available upon the terms, provisions and conditions hereinafter set forth;

         WHEREAS, Lender desires to extend to Borrower such line of credit upon the terms, provisions, conditions, representations and warranties hereinafter set forth: and

         WHEREAS, the parties desire to set forth their entire understanding and agreement in writing;

         NOW, THEREFORE, for and in consideration of the mutual covenants and promises of the parties hereto, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties covenant that the foregoing Recitals are true and correct and further agree as follows:

I.   CREDIT FACILITY

         A. CREDIT FACILITY. The original principal amount of the stand-by credit facility (the "Credit Facility") shall be Five Hundred Thousand Dollars ($500,000 U.S.) (the "Maximum Amount"). Each advance pursuant to the Credit Facility (an "Advance") shall be evidenced by a promissory note, a form of which is attached hereto as EXHIBIT A (the "Note"). The Note shall bear an interest rate of 10% per annum and shall be payable quarterly, or such earlier date as provided for in this Agreement.

         B. TERM OF COMMITMENT; TERM AND PRINCIPAL PAYMENT OF NOTE. The term of the Credit Facility shall be twelve months from the date hereof (the "Term"). Upon the expiration of the Term, all outstanding Notes shall automatically convert into thirty-day demand promissory notes.

                  1. Mandatory Repayment. Upon the consummation Borrower's proposed private placement of senior convertible notes with the minimum gross proceeds of Two Million Dollars ($2,000,000) (the "Private Placement"), Borrower shall repay the entire amount outstanding under the credit facility, including accrued interest, to Lender within thirty days.

                  2. Secured. The Credit Facility and the Notes issued pursuant to the Credit Facility shall be secured by the assets of Borrower pursuant to the Security Agreement between the Borrower and Lender and shall have priority over all other interests granted by Borrower, except as in existence on the date hereof in connection with lines of credit obtained by Borrower from institutional lenders acceptable to Lender.

         C. ADVANCES. Provided that Borrower is in substantial compliance with the terms of this Credit Facility, Lender will make Advances to borrower from time to time until the end of the Term, in an aggregate principal amount outstanding at any one time of up to the Maximum Amount, upon the receipt by Lender of the request for an Advance (the "Request").

                  1. Requirements for the Request. In the Request, Borrower shall provide Lender with: (i) the amount of the Advance where such amount shall be in increments of Fifty Thousand Dollars ($50,000 U.S.);
         (ii) the requested date of the Advance which shall be as least ten (10)

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         calendar days after the date of to Request; (iii) the instructions for funding the proceeds of the Advance; and (iv) an executed Note in the amount of the requested Advance.

         D. PREPAYMENT. Borrower shall have the right, at any time and from time to time, to repay the Advances, in whole or in part, including any accrued interest, without penalty.

         E. WARRANTS. In conjunction with the Credit Facility, Borrower shall issue to Lender warrants to purchase Fifty Thousand (50,000) shares of the Company's common stock, $0.001 par value, that are exercisable for five years from the date hereof. The terms and conditions of the warrants are provided for in the form of common stock purchase warrant attached hereto as EXHIBIT B. In addition to the warrants issued above, Borrower shall also issue to Lender warrants to purchase that number of shares of the Company's stock equal to the amount of the Request.

II.  REPRESENTATIONS AND WARRANTIES

         To induce Lender to enter into this Agreement, Borrower represents and warrants the following:

         A. AUTHORITY. Borrower has the full right and authority to enter into this Agreement. The execution and delivery of this Agreement by Borrower has been duly authorized by all necessary corporate action on the part of Borrower.

         B. ORGANIZATION AND GOOD STANDING. Borrower is a duly organized, validly existing and in good standing under the laws of the State of Nevada. Borrower has the corporate power and authority necessary to conduct its business.

         C. CONFLICT. The execution, delivery and performance of this Agreement and other related documents will not violate or be in conflict with (1) any term or provision of the articles of incorporation or bylaws of Borrower; (2) any contract or agreement to which Borrower is a party, or (3) any law, ordinance, rule, statute, order, judgment or decree to which Borrower is subject.

         D. LITIGATION. There are no lawsuits, action suits, reviews, proceedings, investigations or claims in any court or before any governmental agency or authority, pending or threatened against Borrower, which has, had or could reasonably have a material adverse effect on the financial condition or business operations of Borrower or the consummation of this Agreement. Borrower is not a party to, or bound by, any outstanding orders, judgments, rulings, settlement arbitration awards or decrees (or agreement entered into or any administrative, judicial or arbitration awards with any governmental authority), the enforcement of which or compliance with which has, had or could reasonably expect to have, an adverse affect on the consummation of this Agreement.

         E. CONSENTS. No consent, approval, authorization of, or exemption by, or filing with, any entity, governmental authority or regulatory body is required to be obtained or made by Borrower in connection with the execution, delivery and performance by Borrower of this Agreement.

         F. ENFORCEABILITY OF AGREEMENT AND NOTES. The execution and delivery by Borrower of this Agreement and the Notes, and the performance of their obligations hereunder or thereunder, or under any other instrument executed by or on their behalf hereunder, constitute the legal, valid and binding obligations of Borrower, enforceable against Borrower and in accordance with their respective terms, subject to the effect of bankruptcy, insolvency, reorganization, receivership, moratorium and other similar laws affecting the rights and remedies of creditors generally, and to the effect of general principles of equity, whether applied by a court of law or equity.

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III. CONDITIONS OF ADVANCES UNDER THE CREDIT FACILITY

         The obligation of Lender to make the Advances under the Credit Facility is subject to the following conditions precedent:

         A. NO DEFAULT. On the effective date of this Agreement and at the date of each Advance after giving effect to the Advance hereunder, Borrower shall have observed and performed all the terms, conditions, agreements and provisions set forth in this Agreement, the warranties of Borrower contained herein or in any instrument or certificate executed by Borrower and delivered in connection herewith shall be true and correct in all material respects, and no default or Event of Default, as defined in Section 6, shall have occurred and be continuing.

         B. LITIGATION. There shall be no order, injunction, decree, judgment or verdict prohibiting or restraining Lender from executing this Agreement, or Borrower from performing its obligations under this Agreement.

         C. REQUEST FOR ADVANCE. At the time of each Advance hereunder, Borrower shall have delivered to Lender a request for advance in form and substance acceptable to Lender.

IV. MISCELLANEOUS

         A. SURVIVAL OF REPRESENTATIONS. All covenants, agreements, representations and warranties made herein or delivered or in this Agreement or documents to be delivered pursuant hereto shall survive the performance by Lender of the terms under this Agreement and shall continue in full force and effect (as of the date when made, in the case of representations and warranties) so long as any portion of any principal of any Note is outstanding or this Agreement has not been terminated, subject to reinstatement in the event of any recovery of payments under the Bankruptcy Code or other similar laws providing for similar recoveries.

         B. TERMINATION OF AGREEMENT. This Agreement may not be terminated by Borrower until payment of the Notes in full Upon payment in full of all sums due and owing to Lender under the provisions of the Notes, this Agreement, and all other documents and upon termination of any commitment by Lender hereunder, Lender agrees that within a reasonable time thereafter it will send Borrower written notice signed by Lender that this Agreement is terminated.

         C. APPLICABLE LAW. The terms and performance of this Agreement and the terms and payment of the Note and the other documents executed hereunder shall be construed in accordance with and controlled and governed by the laws of the State of New York.

         D. MODIFICATION OF AGREEMENT. Unless otherwise specifically provided for in this Agreement, no consent, modification, amendment or waiver of any provision of this Agreement, the Note, the other Loan Documents, nor any consent of Lender to Borrower's departing or varying therefrom, shall in any event be effective unless the same shall be in writing and signed by Lender.

         E. SEVERABILITY. In case one or more of the provisions contained in this Agreement, the Note, or any other instrument executed by Borrower should be invalid, illegal or unenforceable in any respect, the validity, legality or enforceability of the remaining provisions contained herein or therein or both shall not in any way be affected or impaired thereby.

         F. SUCCESSORS AND ASSIGNS; JOINT AND SEVERAL. This Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of the parties hereto, subject to the consent of

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Lender, which determination shall be in the Lender's sole discretion. The obligations of the Borrower hereunder shall be joint and several.

         G. NOTICES. All notices and other communication under this Agreement to any party shall be in writing and shall be deemed given when delivered personally to that party, transmitted via facsimile (with electronic confirmation) to that party at the facsimile number set forth below, mailed by certified mail (postage prepaid return receipt requested) to that party at the address set forth below, or delivered by Federal Express or any similar nationally recognized express delivery service for delivery to that party at that address:

               If to Lender.        Josephthal Investment Corporation
                                    200 Park Avenue
                                    New York, New York 10166
                                    Telephone: 212-907-4050
                                    Facsimile: 212-907-4198
                                    Attention: Faith Griffin

               With copy to:        Josephthal & Co. Inc.
                                    200 Park Avenue
                                    New York, New York 10166
                                    Telephone: 212-907-4178
                                    Facsimile: 212-867-2664
                                    Attention: General Counsel

               If to Borrower:      Steven J. Blad
                                    President & Chief Executive Officer
                                    VendingData Corporation 6830 Spencer Street
                                    Las Vegas, Nevada 89119 Telephone:
                                    702-733-7195 Facsimile: 702-733-7197

               With copy to:        Michael J. Bonner
                                    Kummer Kaempfer Bonner & Renshaw
                                    3800 Howard Hughes Parkway, Seventh Floor
                                    Las Vegas, Nevada 89109
                                    Telephone: 702-792-7000
                                    Facsimile: 702-796-7181

         The foregoing addresses may be changed by either party by giving notice to the other party in accordance with the above.

         H. EVEN CONSTRUCTION. This Agreement shall not be construed more strictly against either party by virtue of the preparation of this Agreement.

         I. INDEMNITY.

                  1. INDEMNIFICATION OF THE LENDER. Borrower agrees to indemnify, defend and hold the Lender and its assigns harmless from and against any and all claims, actions, damages, liability, costs and expenses (including reasonable attorneys' fees) arising from or out of: (i) any occurrence caused by the act or omission of Borrower, its employees or agents; (ii) any willful violation of any law, regulation or ordinance applicable to

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                  Borrower or (iii) any breach or violation of the terms of this
                  Agreement by Borrower. Borrower shall not incur any defense costs for the Lender's account without the Lender's prior written consent unless Borrower fails to assert a defense or otherwise fails to take appropriate action required to protect the Lender under this provision.

                  2. INDEMNIFICATION OF BORROWER. The Lender agrees to indemnify, defend and hold Borrower, and its respective officers, employees, directors and stockholders, harmless from and against any and all claims, actions, damages, liability, costs and expenses (including reasonable attorneys' fees) arising from or out of: (i) the willful violation of law, regulation or ordinance applicable to the Lender pursuant to this Agreement; of (ii) any breach or violation of the terms of this Agreement by the Lender. The Lender shall not incur any defense costs for Borrower's account without Borrower's prior written consent unless Borrower fails to assert a defense or otherwise fails to take appropriate action required to protect the Lender under this provision.

         J. HEADINGS, The headings of the various sections of this Agreement are not a part of the context of the Agreement, and are merely labels to assist in locating such sections. and shall be ignored in construing this Agreement.

         K. COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same Agreement.

         IN WITNESS WHEREOF, the parties have this Agreement to be executed as of the date hereof.


JOSEPHTHAL & CO. INC.

By: /s/ Faith Griffin
    ---------------------------
    Faith Griffin
Its: Managing Director


VENDINGDATA CORPORATION,
    a Nevada corporation

By: /s/ Steven J. Blad
    ---------------------------
    Steven J. Blad
Its: President and Chief Executive Officer

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